Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G, and any amendments thereto, with respect to the common stock beneficially owned by each of them of Advanced Disposal Services, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Date: February 13, 2018

02/13/2018
Date

/s/ Scott Litman
Signature

Scott Litman / Authorized Signatory of Highstar Capital LP
Name/Title

02/13/2018
Date

/s/ Scott Litman
Signature

Scott Litman / Authorized Signatory of Star Atlantic GP, Inc.
Name/Title

02/13/2018
Date

/s/ Scott Litman
Signature

Scott Litman / Authorized Signatory of Star Atlantic Waste Holdings, L.P.
Name/Title